Exhibit 31.4

CERTIFICATION

I, Eric D. Jacobs, certify that:

(1) I have reviewed this Quarterly Report on Form 10-Q/A of Dealertrack Technologies, Inc.; and

(2) Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

By: /s/ ERIC D. JACOBS

ERIC D. JACOBS
EXECUTIVE VICE PRESIDENT, CHIEF
FINANCIAL AND ADMINISTRATIVE OFFICER
Dated: November 10, 2014